Exhibit 10.1

Third AMENDMENT TO EMPLOYMENT AGREEMENT

This third AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), is entered into as of March 22, 2023 (the “Effective Date”), by and between Paul Rivard, Esq. (“Employee”) and MyMD Pharmaceuticals, Inc. (the “Company”), for the purpose of amending that certain Employment Agreement, dated as of September 21, 2020, and amended on November 24, 2020 and December 18, 2020, by and between Employee and the Company (the “Agreement”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, Section 16 of the Agreement provides that no waiver or modification of any provision of the Agreement will be enforceable unless it is agreed to in writing by the party against which enforcement would be sought; and

WHEREAS, the Parties mutually desire to modify certain provisions that would otherwise apply to Employee’s position and compensation pursuant to the Agreement.

NOW, THEREFORE, pursuant to Section 16 of the Agreement, in consideration of the mutual provisions, conditions, and covenants contained herein, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

Section 1(a) of the Agreement is hereby deleted and replaced with the following:

“1. Position of Employment.

a.	The Company will employ the Employee in the position of Chief Legal Officer, and, in that position, Employee will report to the Company’s Chairman of the Board of Directors. The Company retains the right to change Employee’s title, duties, and reporting relationships as may be determined to be in the best interests of the Company; provided, however, that any such change shall be consistent with Employee’s training, experience, and qualifications.”

Exhibit “A” to the Agreement is hereby deleted and replaced with Exhibit “A” appended hereto, thereby increasing Mr. Rivard’s Base Salary from $165,000 to $275,000 per annum, retroactively to January 1, 2023.

[Remainder of the Page Intentionally Left Blank;

Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment to be effective as of the Effective Date.

EMPLOYEE:

/s/ Paul Rivard, Esq.
Paul Rivard, Esq.

THE COMPANY:

By:	/s/ Chris Chapman, M.D.
Name:	Chris Chapman, M.D.
Title:	President

EXHIBIT “A”

Base Salary

Effective January 1, 2023, Employee’s Base Salary shall be two hundred seventy-five thousand dollars ($275,000) per annum paid in biweekly increments.